ASSIGNMENT AND ASSUMPTION OF LEASE


     THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT (this "Assignment") is made and entered into as of the 31st day of May, 2006, by and between BLUE BELL PARTNERS, LLC, an Ohio limited liability company, ("Assignor") and AEI INCOME & GROWTH FUND 24 LLC, a Delaware limited liability company, as to an undivided forty-five percent (45%) interest as a tenant in common, and AEI INCOME & GROWTH FUND 26 LLC, a Delaware limited liability company, as to an undivided fifty-five percent (55%) interest as a tenant in common, both having a mailing address at 1300 Wells Fargo Place, 30 East Seventh Street, Saint Paul, Minnesota 55101 (together, collectively referred to as "Assignee").


                            RECITALS:

      A. Assignor and Assignee (successor-in-interest to AEI Fund Management, Inc.) are parties to that certain Purchase and Sale Agreement dated March 9, 2006, as it may have been amended (the "Agreement"), pursuant to which Assignee is acquiring from Assignor the real property and improvements, located at 65 North University Blvd., Middletown, Ohio, as more particularly described on EXHIBIT A attached hereto and incorporated herein by this reference (the "Property").

     B. Pursuant to the terms of the Agreement, Assignor desires to sell, assign, convey, transfer and set over to Assignee and Assignee desires to assume all of Assignor's interest in that certain Lease Agreement dated July 22, 2004 (the "Lease"), by and between Assignor and Advance Stores Company, Incorporated, a Virginia corporation (the "Tenant"), including all rents prepaid for any period subsequent to the date of this Assignment, subject to the terms and conditions set forth below.

     C. Assignor is the Landlord under the Lease with full right and title to assign the Lease and the Rent to Assignee as provided herein. The Lease is valid, in full force and effect and has not been modified or amended. So far as is known to Assignor, there is no default by Tenant under the Lease and no Rent has been waived, anticipated, discounted, compromised or released.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Assignor and Assignee hereby agree as follows:

      1 Assignor hereby irrevocably and unconditionally sells, assigns, conveys, transfers and sets over unto Assignee, its heirs, successors and assigns as of the date hereof (the "Effective Date"), all of Assignor's right, title and interest in, to and under: (i) the Lease, together with any and all guaranties thereof, if any, and (ii) any and all rents prepaid as of the Effective Date, held by Assignor in connection with the Lease (the "Rent").

     2. Assignee hereby assumes and shall be liable for any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease which are actually incurred, and which arise by virtue of acts or omissions occurring thereunder, on or after the Effective Date. Assignor shall indemnify and hold Assignee harmless from any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease or as a result of Assignor's failure to fulfill the landlord's duties and obligations accruing under the Lease prior to the Effective Date. Assignee shall indemnify and hold Assignor harmless from any and all liabilities, claims, obligations, loss and expenses, including reasonable attorneys' fees, arising in connection with the Lease or as a result of Assignee's failure to fulfill the landlord's duties and obligations accruing under the Lease on or after the Effective Date. Assignee shall be entitled to receive all income arising from the Lease from and after said Effective Date. Assignor shall be entitled to receive all income accruing from the Lease prior to the Effective Date.

      3. Assignor shall direct the tenant and any successor tenant under the Lease to pay to Assignee the Rent and all other monetary obligations due or to become due under the Lease for the period beginning on the Effective Date.

     4. This Assignment shall be governed by and construed in accordance with the laws of the state in which the Property is located.

     5. All rights and obligations of Assignee and Assignor hereunder shall be binding upon and inure to the benefit of Assignor, Assignee and the heirs, successors and assigns of each such party.

      6. This Assignment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Assignment may be detached from any counterpart of this Assignment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

      7. Whenever the context so requires in this Assignment, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.


             [Signatures are on the following page]

     IN WITNESS WHEREOF, Assignor and Assignee have executed this
Assignment and Assumption of Lease as of the day and year first above written.


ASSIGNOR:

BLUE BELL PARTNERS, LLC



By: /s/ David A Kitzmiller
Its:  Authorized Member
Date: 5-31-06


STATE OF OHIO   )
                    ) ss.
COUNTY OF HAMILTON  )

     On this 30th day of May, 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared David A Kitzmiller, personally known to me to be the person who executed the within instrument as the Authorized Member of Blue Bell Partners, LLC, an Ohio limited liability company , on behalf of said Company.


                              /s/ Ronald Glenn Smith
                                    Notary Public
[Notary Seal]



 [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.
          SIGNATURES TO CONTINUE ON THE FOLLOWING PAGE]



ASSIGNEE:
AEI INCOME & GROWTH FUND 24 LLC,
a Delaware limited liability company

By:  AEI Fund Management XXI, Inc.,
     a Minnesota corporation, its Managing Member

By:        /s/ Robert P Johnson
     Name:     Robert P Johnson
     Title:    President



STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF RAMSEY    )

On this ____ day of ________, 2006, before me, the undersigned, a Notary Public in and for said State, personally Robert P. Johnson, personally known to me to be the person who executed the within instrument as the President of AEI Fund Management XXI, Inc., a Minnesota corporation, the managing member of AEI Income & Growth Fund 24 LLC, a Delaware limited liability company, on behalf of said company.


                              /s/ Jennifer L Schriner
                                    Notary Public
[Notary Seal]


AEI INCOME & GROWTH FUND 26 LLC,
a Delaware limited liability company

By:  AEI Fund Management XXI, Inc.,
     a Minnesota corporation, its Managing Member

By:     /s/ Robert P Johnson
     Name:  Robert P Johnson
     Title: President


STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF RAMSEY    )

On this ____ day of ________, 2006, before me, the undersigned, a Notary Public in and for said State, personally Robert P. Johnson, personally known to me to be the person who executed the within instrument as the President of AEI Fund Management XXI, Inc., a Minnesota corporation, the managing member of AEI Income & Growth Fund 26 LLC, a Delaware limited liability company, on behalf of said company.

                         /s/ Jennifer L Schriner
                               Notary Public

  [Notary Seal]

                           EXHIBIT "A"


                        Legal Description

   DESCRIPTION FOR,: Core Resourees,Inc

   LOCATION:          University
                      Boulevard, City of
                      Middletown Lot 20
                      1.58
                      0.8801 Acres

   Situate  in  Section 22, Town 2, Range  4,  City  of
   Middletown, Third Ward, Butler County, Ohio, and being all of Consolidated Lot No. 2,0158, consisting of part of Lot 692 and all of Lots 693, 694, 695, 696, 697 and 698 of the Plat of the City of Middletown, and being more particularly described as follows:

   Beginning in 5/8" iron pin existing in the northwest corner of said Lot 20158, said iron pin being in the intersection of the south right of way line of Manchester Avenue and the east right of way line of University Boulevard; thence in said south right of way line of .Manchester
   Avenue, South 76 14'46" East, 202.44 feet to a
   5/8" iron pin set in the northeast corner of said
   Lot 20158, said iron pin also being in the northwest corner of Lot 20159; thence in said west muir ci said Lot 20139 and in the cast line of said Lot 201.58, South 14 00'12" West, 180.18 feet to a fling nail set in the southeast corner of Lot 20138, said rung nail also being in the north right of way line of a 16' wide alley; thence in said north right of way line of a 16 wide alley, North 76"00'09" West, 178.03 feet to a 5/8" iron pill existing in i comer of a right of way take as shown in the City of Middletown, Ohio, University
   Boulevard, Grand Avenue to Miami Avenue, No. A-21-3
   Right of Way Plans; thence

   in the right of way lines of said Right of Way Plans, the following five courses:

   1. North 1359'51" East, 1.74-feet to a 5/8" iron pin existing., thence
   2.   North 76 00'09" West, 19:53 feet to a cross notch existing;
        thence
   3.   along an arc deflecting to the right, having a radius of
        40.00 feet, an arc distance of
        26.53 feet, said arc bears North 41'08'13" West, 26.05 feet to a cross notch existing, thence
   4. along an arc deflecting to the left, having a radius of 64:00 feet, an .arc distance of 22.33 feet, said arc bears North 18 43'24" East, 22.22 feet to a cross notch existing;
          thence
   5.   along an arc deflecting to the right, having a radius of
        292.00 feet, an arc distance of 84.37 feet, said arc bears North 17'00'18" East, 84.0'7 feet to a cross notch existing;
          thence
   6. North 64 43'03" West, 1.00 feet to a cross notch existing in the west line of aforesaid Lot 20158; thence


        10172 International Boulevard Cincinnati, Ohio 45246
              Tel: 513.942.9420   Fax: 513.860.8220



    In the west line of said Lot 20158, North

    25"16'57" East, 57.50  feet to the point of

    beginning. Containing +/- 0.8801 acres, or 38,337

    square feet of land.

    Subject to all easements, covenants and restrictions of record.

    The above description is the result of a field survey supervised by Patrick S. Finn of Preferred
    Surveying Company, Inc., Ohio Registered Surveyor
    No. 7181, dated  12-January 2004.

    The above described real estate is a part of the same premises conveyed to :Davis Holdings, Ltd, by (Iced recorded in Official Record 6050, Page 1640, of the Butler County,
    Ohio Recorder's Office.




         10172 International Boulevard Cincinnati, Ohio  45246

               Tel: 513.942.9420   Fax: 513.860.8220



                         LEASE AGREEMENT

     THIS LEASE AGREEMENT (this "Lease") is made as of January 16, 2004 (the "Commencement Date"), between BLUE BELL PARTNERS, LLC, an Ohio limited liability company ("Landlord"); and ADVANCE STORES COMPANY, INCORPORATED, a Virginia corporation ("Tenant").

     In   consideration  of  their  mutual  covenants  and  other
valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1) LEASED PREMISES. Subject to and in accordance with the terms hereof, Landlord hereby leases to Tenant, and Tenant leases from Landlord, the premises situated at University Boulevard, in the City of Middletown, Butler County, Ohio consisting of part of lot number 692, entire lots number 693, 694, 695, 696, 697, and 698 as the same are known and designated on the recorded plat of the City of Middletown, Butler County, Ohio of which is outlined in red on a survey dated December 10, 2003, prepared by Preferred Surveying Company, Inc. (the "Survey"), which Survey is attached hereto as Exhibit "A" and is incorporated herein by this reference (together with all appurtenances, rights, interest, easements and privileges in any way pertaining thereto, the "Land"), together with the improvements to be constructed on the Land by Landlord pursuant to this Lease, such improvements to consist of a building space of approximately 7,000 square feet of gross leasable floor area (the "Building") and the surrounding parking, landscape and sidewalk areas (including any and all striping of such parking areas) (collectively, the "Other Improvements"), all as identified on the site plan attached hereto as Sheet 2 in Exhibit "B," Attachment 1 and incorporated herein by this reference (the "Site Plan"). The Land, the Building and the Other Improvements, together with the "Tenant's Improvements" (as hereinafter defined), if any, shall hereinafter be collectively referred to as the "Leased Premises."

        2) CONSTRUCTION OF LEASED PREMISES. Landlord shall, at its sole cost and expense, perform the "Work" (as defined in the Construction Provisions) in accordance with the construction provisions attached hereto as Exhibit "B" (the "Construction Provisions").

3)   USE.

     a) Tenant may use the Leased Premises for the display, storage and sale of automotive parts, accessories, supplies and/or maintenance items or for any and all other lawful uses; provided, however, in no event shall the Leased Premises be used for any of the following (collectively, the "Prohibited Uses"):

          i) trailer court, junk yard, waste material collection facility, or auction house;

          ii) establishments providing adult-type entertainment or displays of a variety involving or depicting nudity or lewd acts;

          iii) a massage parlor;
    iv)  a funeral home;

    v) a facility for the sale of paraphernalia for use with illicit drugs;

    vi) a facility for the sale or display of pornographic (as determined by community standards for the area in which the Leased Premises is located) material;

    vii) overnight parking of campers, mobile homes, boats or tractor trailers, except for such trailers as are a part of Tenant's business operations;

    viii) any exploration, drilling or similar operation of any kind;

    ix) dance hall, bar, restaurant, off-track betting business, billiard or pool hall, bingo or similar games of chance, game arcade, nightclub or flea market;

    x) any use which involves the raising, breeding or keeping of any animals or poultry;

    xi)  any dangerous or unsafe uses;

    xii) any industrial uses, including, without limitation, any manufacturing, smelting, rendering, brewing, refining, chemical manufacturing or processing, or other manufacturing uses;

    xiii) any mining or mineral exploration or development except by non-surface means;

    xiv) drug or alcohol rehabilitation or treatment center;

    xv)  abortion clinic; or

    xvi) any place of religious worship such as a church, temple, synagogue, mosque, or the like.

b) Tenant may operate its business at the Leased Premises under any name of its choosing or permitted by law and may set its hours and days of operation, if any, in its sole discretion. Notwithstanding anything contained herein to the contrary, (i) nothing in this Lease shall constitute an agreement of Tenant (express or implied), directly or indirectly, to open or operate a business in the Leased Premises, the rentals received hereunder constituting the entire consideration for Landlord's entering into this Lease, and (ii) Tenant may, at any time during the "Term" (as hereinafter defined), without Landlord's consent, cease business operations at and/or remove any and all of Tenant's "Personal Property" (as hereinafter defined) from the Leased Premises.

4)   TERM/EXTENSIONS.

     a) The initial term of this Lease (the "Initial Term") shall commence on the Commencement Date and shall terminate on the last day of the month in which occurs the fifteenth
     (15th) annual anniversary of the "Rent Commencement Date" (as hereinafter defined). The Rent Commencement Date shall be the earlier to occur of (i) the date that is forty-five
     (45) days following the "Completion Date" (as defined in the Construction Provisions) or (ii) the date on which Tenant opens for business to the public at the Leased Premises. Notwithstanding the foregoing, in the event the following conditions have not been satisfied prior to such Rent Commencement Date, then Tenant may, at Tenant's option, pay no Basic Rent, Percentage Rent or any other charges due under this Lease to Landlord until such time as such conditions have been satisfied or waived (whereupon Tenant shall pay all accrued Basic Rent, Percentage Rent and/or other charges due hereunder at the time of such satisfaction or waiver):

          (i) Landlord has delivered to Tenant all applicable subordination, non-disturbance and attornment agreements executed by any and all Mortgagees and/or Ground Lessors with respect to the Leased Premises in the form attached to this Lease as Exhibit "C"; and

          (ii) Landlord has delivered to Tenant, and Tenant has approved, those certain easement agreements, declarations, covenants, restrictions, rules, regulations and other documents or agreements affecting the Leased Premises set forth in Exhibit "H" as Permitted Encumbrances, and Landlord has placed of record and delivered a certified copy to Tenant of all such agreements and documents.

    Landlord and Tenant shall confirm the Rent Commencement Date by a supplemental commencement date agreement, the form of which agreement is attached hereto as Exhibit "D". The period of time from the Commencement Date until the Rent Commencement Date shall hereinafter be referred to as the "Construction Term."

    b) In addition to the Initial Term, Tenant shall have the option (each such right referred to herein as a "Renewal Option") to renew and extend this Lease for three (3) consecutive five (5) year periods (each such period referred to as an "Option Period" and collectively as the "Option Periods") immediately following the Initial Term, during which Option Period(s) all the provisions, conditions and covenants of this Lease shall continue in full force and effect except that (i) "Basic Rent" (as hereinafter defined) payable for the Option Period(s) shall be as set forth in
    Section 5(a) of this Lease and (ii) "Percentage Rent" (as hereinafter defined) payable for the Option Period(s) shall be as set forth in Section 5(b) of this Lease. Each Renewal Option shall be deemed exercised automatically unless Tenant shall give Landlord written notice of its election not to exercise any such Renewal Option at least one hundred eighty
    (180) days prior to the expiration of the Initial Term or any then-current Option Period, as applicable.
     c) From and after the date on which a Renewal Option is exercised, references to the words "Term" in this Lease shall include the Option Period(s) by which the Term shall have been extended. In the event this Lease is canceled or terminated, the expiration date of this Lease shall be that date on which this Lease is canceled or terminated. The term "Lease Year" shall mean each successive period of twelve
     (12)   consecutive  calendar  months,  commencing   on   the
     anniversary of the Rent Commencement Date, except that the first Lease Year shall commence on the Rent Commencement Date.

5)   RENT.

     a)  Basic  Rent.  Commencing on the Rent Commencement  Date,
     during  each  Lease  Year, Tenant  shall  pay  Landlord  the
     following  monthly  sums  ("Basic  Rent")  which  shall   be
     payable, in advance, on the first day of each month:

          Initial Term:
           Years 1-10                  $10,860.50 per month
           Years 11-15                 $11,946.58 per month
          First Option Period           $12,543.92 per month
          Second Option Period          $13,171.08 per month
          Third Option Period           $13,829.58 per month

  If the Rent Commencement Date shall be a day other than the first day of a month, the amount of Basic Rent shall be prorated for the balance of such month on a per diem basis, and the prorated Basic Rent for such month shall be due and payable on the Rent Commencement Date.

  b) Percentage Rent. In addition to the Basic Rent, in the event that Tenant's "Gross Sales" (as hereinafter defined) during any calendar year exceed the applicable breakpoint set forth in the table below, commencing on the Rent Commencement Date, Tenant shall pay to Landlord a sum equal to two and one-half percent (2.5%) of Tenant's Gross Sales in excess of the applicable breakpoint (such payment being hereinafter referred to as "Percentage Rent"):

        Term                   Breakpoint
        Initial Term:
        Years 1-10           $5,213,040.00
        Years 11-15          $5,734,360.00
        First Option Period  $6,021,080.00
        Second Option Period $6,322,120.00
        Third Option Period  $6,638,200.00


  Within ninety (90) days after the end of each calendar year or the end of the Term, whichever shall first occur, Tenant shall deliver to Landlord, at the place then fixed for the payment of rent, an annual statement of Gross Sales for the preceding calendar year and the full Percentage Rent payable hereunder, if determined to be payable.


Tenant shall prepare and keep at its principal offices, until at least the date that is twelve (12) months following the end of each calendar year, an accurate account of its Gross Sales disclosing the cash receipts and such other information as may be reasonably necessary to determine the Gross Sales, including all such sales records which would normally be examined by an independent accountant pursuant to generally accepted accounting principles if an audit of Tenant's Gross Sales were to be performed. Landlord may, at its option and expense, acting alone or through its duly authorized representatives, inspect and audit Tenant's record of sales made from the Leased Premises at any time or from time to time, provided such inspection and audit covering a calendar year (i) is made within twelve (12) months following receipt of Tenant's statement for such calendar year and (ii) is performed by Landlord's employees or regularly employed certified public accountants whose fees shall not be charged on a contingent fee or similar basis. Any claim by Landlord for revision of any statement of Gross Sales or for additional Percentage Rent for any calendar year must be made in writing to Tenant within fifteen (15) months after the receipt of Tenant's statement for such calendar year. If such inspection and audit shall disclose a deficiency in Percentage Rent paid for such calendar year, Tenant shall promptly pay to Landlord the amount of such deficiency. Furthermore, notwithstanding anything contained herein to the contrary, if such inspection and audit shall disclose that the Gross Sales stated in the previously submitted annual statement of Gross Sales of Tenant were less than ninety-five percent (95%) of the actual Gross Sales, and that Percentage Rent has thus been erroneously underpaid, Tenant shall pay or reimburse Landlord for all reasonable costs and expenses of the certified public accountant selected to perform such inspection and audit. Landlord agrees to hold in confidence all information obtained from Tenant during any inspection and audit of Tenant's books and records; provided, however, Landlord may disclose Tenant's Gross Sales to Landlord's "Mortgagee(s)" (as hereinafter defined) if such disclosure is required by such Mortgagee(s) and if such Mortgagee(s) agree to hold such information in confidence.

The term "Gross Sales" as used in this Lease shall mean the actual sales price for all goods, wares and merchandise sold by Tenant upon or from the Leased Premises, including sales and charges for cash or credit (subject to collection, as limited by subsection (12) below) and including, but not limited to, such sales and services where the orders therefore originate in, at or from the Leased Premises; provided, however, that the following transactions shall be expressly excluded from the term "Gross Sales": (1) service charges paid by customers or other charges for extending credit to customers, and amounts in excess of Tenant's cash sales price charged to customers on sales made on credit or under a time payment plan; (2) sales to employees of
Tenant  at  discount; (3) returns to and refunds made by  Tenant;
(4) exchanges of merchandise between stores or warehouses of Tenant or any affiliate or subsidiary of Tenant where such exchange is made solely for the convenient operation of the business of Tenant and not for the purpose of consummating a sale which has been made at the Leased Premises; (5) city, county, state or federal sales, luxury or excise taxes (if otherwise included in the calculation of Gross Sales) on such sales which are both added to the selling price (or absorbed therein) and paid to the taxing authority by Tenant (but not by Tenant's vendor); (6) sums and credits received in the settlement of claims for loss of or damage to merchandise; (7) receipts for incidental items, such as cigarettes and candy, from snack bars, cafeterias and vending machines operated primarily for the use of Tenant's
employees   and   receipts  from  public  or   private   pay
telephones; (8) charges for repair and/or servicing of merchandise, including sales of service contracts; (9) delivery and installation charges relating to work performed outside the Leased Premises; (10) exchanges of merchandise, but only to the extent of the value of the merchandise returned for exchange; (11) sales of Personal Property used at  the  Leased Premises and not sold in the ordinary course of  business; (12) sales which are uncollectible and written off Tenant's books as uncollectible; (13) allowances on merchandise claimed to be defective or unsatisfactory; (14) service charges on bad checks; (15) revenues generated from video games, vending machines, shampoo machines, in-store automatic teller machines, telefax and telecopy machines or other similar machinery and equipment; (16) sales of lottery tickets; (17) revenues generated from coupon processing;
(18) accommodation check cashing fees and accommodation sales, such as sales of postage stamps, government bonds or savings stamps or similar items; and (19) returns of merchandise to shippers or manufacturers.

Tenant makes no representations or warranties as to the sales, if any, which it expects to make in the Leased
Premises, and Landlord acknowledges that the Percentage Rent, if any, is in the nature of a bonus, the amounts of which, if any, may fluctuate from year to year. Landlord and Tenant agree that if Tenant should assign, sublease or vacate the Leased Premises prior to the expiration of the Term, Tenant's liability for rent due after Tenant has assigned, subleased, or vacated the Leased Premises shall be limited to Basic Rent and shall not include Percentage Rent.

c) Tenant shall have no obligation to pay Basic Rent, Percentage Rent or any other charges due under this Lease to any party other than Landlord unless and until Tenant has received notice of a change given pursuant to Section 24 below. In the event such notice is given in connection with a transfer or sale of Landlord's interest in the Leased Premises and/or this Lease, such notice shall not be binding upon Tenant until Tenant has received (i) a copy of the instrument assigning or transferring Landlord's interest,
(ii) a letter specifying the addresses to which rent and notices are to be forwarded to such assignee or transferee and (ii) a W-9 form executed by the assignee or transferee. The instrument assigning or transferring Landlord's interest shall evidence the fact that such assignee or transferee has assumed all of Landlord's obligations under this Lease and has acquired sufficient title to the Leased Premises to enable such assignee or transferee to perform such obligations; provided, however, this provision shall not be applicable to any transfer given as security for a loan, and no transfer shall release a prior Landlord from any liability hereunder that accrued during the period of such prior Landlord's ownership of the Leased Premises.

6)   WARRANTIES

     a) Landlord warrants and represents that, as of the Commencement Date and during the Term:

    i) Landlord (1) is an Ohio limited liability company duly formed, validly existing and in good standing under the law of the State of Ohio is qualified to do business in and is in good standing under the laws of the State of Ohio which the Land is located (the "State"), and (3) has full right and power to execute and perform this Lease and to grant the estate demised herein; Landlord's Member, who is acting as its signatory for this Lease, is duly authorized and empowered to act for and on behalf of the limited liability company, and this Lease, including its execution by Landlord, is enforceable and binding upon Landlord and has been authorized by all requisite action on behalf of the limited liability company. Upon request by Tenant, Landlord shall furnish to Tenant (i) written evidence of Landlord's authority to complete this transaction and empowering those executing documents on Landlord's behalf to do so and (ii) Landlord's certificate of good standing in the State;

    ii) Landlord is either currently the owner of the Land in fee simple absolute or will become such owner; this Lease is and shall be a first lien on the Leased Premises subject only to any "Mortgage" (as hereinafter defined) or "Ground Lease" (as hereinafter defined) to which this Lease may be subordinated as set forth in Section 20 below; and neither the "Permitted Encumbrances" (as hereinafter defined) nor any other encumbrances grant any other party the rights to use any parking spaces located on the Leased Premises;

    iii) Neither the execution and delivery by Landlord of this Lease nor the performance by Landlord of the terms hereof will (x) conflict with or violate any other agreement or instrument or any writ, order or decree to which Landlord is a party or by which Landlord is bound or (y) be precluded by or cause a breach of any agreement, mortgage, contract or other instrument or document to which Landlord is a party or which encumbers or otherwise adversely affects the Leased Premises; and

    iv) This Lease represents the valid, binding obligation of Landlord, enforceable against Landlord in accordance with its terms.

b)  Landlord warrants and represents that, as of the Commencement
Date:

    i) The Leased Premises is presently, or will be prior to commencement of the Work, properly subdivided in compliance with all applicable laws and regulations and constitutes a tax parcel separate from any other real property; the zoning classification of, and all other governmental regulations pertaining to, the Leased Premises shall permit the construction by Landlord as provided by this Lease and the use of the Leased Premises by Tenant in accordance with the terms of this Lease; and the number of parking spaces totaling forty-five (45) spaces as shown on the Site Plan shall be provided in the parking area;

    ii)  Landlord's fee simple interest in the Leased Premises is free  and  clear  of  any  mortgages,  deeds,  encumbrances,
     declarations,   easements,   agreements,   leases,tenancies,
     restrictions, rules or regulations which affect or restrict or could affect or restrict the use or intended use of the Leased Premises by Tenant, its employees, customers, invitees, successors and/or assigns, except those matters set forth on Exhibit "H" attached hereto and entitled "Permitted Encumbrances" (the "Permitted Encumbrances"); and

          iii) The execution and delivery of this Lease by Landlord has been duly authorized by all required corporate action.

     c)   Tenant represents and warrants to Landlord that:

          i) Tenant (1) is a corporation duly formed, validly existing and in good standing under the law of the Commonwealth of Virginia and (2) is qualified to do business in and is in good standing under the laws of the State;

         ii) Neither the execution by Tenant of this Lease nor the performance by Tenant of the terms hereof will conflict with or violate any other agreement or instrument or any writ, order or decree to which Tenant is a party or by which Tenant is bound; and

          iii) The execution and delivery of this Lease by Tenant has been duly authorized by all required corporate action, and this Lease represents the valid, binding obligation of Tenant, enforceable against Tenant in accordance with its terms.

7) TENANT'S FURNISHINGS, FIXTURES, EQUIPMENT AND OTHER PERSONAL PROPERTY. Tenant, at its sole cost and expense, may supply and install anywhere in or on the Leased Premises any furnishings, fixtures, equipment and/or other personal property, including a satellite dish and any necessary cables or supporting equipment (collectively, "Personal Property"), which it deems necessary for its use of the Leased Premises; provided, however, that Tenant shall repair, at its own expense, any damage to the Leased Premises occasioned by such installation. Landlord and Tenant recognize that Tenant may commence the installation of its Personal Property prior to the Completion Date, as defined in the Construction Provisions. Any such Personal Property supplied and installed in the Leased Premises, except that which is permanently attached, shall be and remain the property of Tenant. Such delivery, installation and placement of Personal Property in the Leased Premises by Tenant shall not constitute final acceptance or actual possession of the Leased Premises by Tenant, and shall not obligate Tenant to pay Basic Rent, Percentage Rent or other charges prior to the Rent Commencement Date set forth in Section 4(b) of this Lease. It is agreed by Landlord and Tenant that upon and during delivery of such Personal Property by Tenant, Landlord shall provide Tenant with a secure structure and access to the Leased Premises.

Any damage to the Leased Premises occasioned by the removal of such Personal Property shall be repaired by Tenant at its sole cost and expense, unless such damage is caused by Landlord's negligence, intentional misconduct, or willful acts, or the
negligence,   intentional  misconduct,  or   willful   acts   of
Landlord's  agents  or contractors, in which event  such  damage shall be repaired by
Landlord at its sole cost and expense. Risk of loss as to such Personal Property shall remain with Tenant at all times prior to and during the Term. Tenant shall indemnify, defend, and save Landlord harmless from and against all claims, suits, liabilities and expenses, including reasonable attorneys' fees, for damage or injury to persons or property directly resulting from Tenant's negligent installation of Personal Property in the Leased Premises, except to the extent that such claim, suit, liability or expense is caused, in whole or in part, by Landlord's negligence, intentional misconduct, or willful acts, or the negligence, intentional misconduct, or willful acts of Landlord's employees, agents or contractors.

8)   TENANT'S ALTERATIONS AND SIGNS.

     a) Tenant shall have the right, but not the obligation, at its sole cost and expense and at any time, without Landlord's consent, to make non-structural improvements, alterations and replacements in, on or to the Leased Premises. Tenant agrees that such improvements, alterations, additions and replacements will
     (i) be made in a good and workmanlike manner by licensed contractors and (ii) comply with all applicable laws, and Tenant shall defend, indemnify and hold Landlord harmless from any and all costs, damages and expenses resulting therefrom, except to the extent that such costs, damages or expenses are caused by Landlord's negligence, intentional misconduct, or acts or omissions, or the negligence, intentional misconduct, or acts or omissions of Landlord's agents or contractors. Tenant shall not make any structural improvements, alterations, additions or replacements without first obtaining Landlord's written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. If Landlord's consent is required and if plans and specifications for such work must be prepared in order for Tenant to obtain a building permit for such work, then conceptual plans and specifications for such work shall be provided to Landlord prior to commencement of any such work. Landlord shall be deemed to have consented to such work if written notice of disapproval, with reasons specified, is not received by Tenant within fifteen (15) days following Tenant's delivery of such plans and specifications to Landlord. Without cost or expense to Landlord, Landlord shall cooperate with Tenant in Tenant's efforts to obtain any and all licenses, building permits, certificates of occupancy or other governmental approvals which may be required in connection with any such improvements, alterations, additions and replacements, and Landlord shall execute, acknowledge and deliver any documents reasonably required in furtherance of such purposes.

     b) Tenant may erect, at its cost and in its sole discretion, an announcement sign on the Leased Premises, the location, size and style of which shall be in Tenant's sole and absolute discretion, announcing Tenant's future business at the Leased Premises. Tenant may, at its cost and in its sole discretion, but subject to compliance with all applicable governmental regulations, install (1) any and all exterior signs on the exterior walls and/or roof of the Leased Premises as it deems necessary and (2) any and all pylon or monument signs on the Leased Premises as it deems necessary. Tenant's ability to erect at the Leased Premises no less than 225.66 square feet of exterior signage in the color(s), size(s) and location(s) shown on page 7 of the
     Prototypical Plans and Exhibit "I-1" (as defined in the Construction Provisions) and no less than a 60 square foot pylon sign in the size(s)  and location(s) shown on page 7 of the Prototypical
    Plans and Exhibit "I-1" (as defined in the Construction Provisions) and no less than a 60 square foot monument sign in the color(s), size(s) and location(s) shown in Exhibit "I-
    2" attached hereto and on the Site Plan is a condition precedent to its obligations under this Lease and, in that regard, Tenant shall apply for all necessary governmental permits for its desired signage within a reasonable period of time after the Commencement Date of this Lease and shall reasonably diligently pursue such application thereafter. In the event Tenant does not receive all necessary governmental permits for Tenant's desired signage by the date Landlord has received the "Approvals" (as defined in Section 3(a)  of the Construction Provisions), Tenant, at its option, may terminate this Lease by giving written notice to Landlord.
    If  local laws do not permit the signage that Tenant desires to erect, then Tenant may, at its expense, seek a sign code variance to allow Tenant's signage. Landlord shall execute any documents, forms or applications necessary for Tenant to obtain all necessary zoning approvals, variances or special exceptions for any and all of Tenant's signage and shall
    promptly   execute  all  documents  required  in  connection
    therewith. Notwithstanding anything contained herein to the contrary, Tenant shall be entitled, without Landlord's consent, but subject to compliance with all applicable governmental regulations, to replace any and all of its signs with signage consistent with Tenant's then-current prototypical sign plans. In the event of an assignment or subletting as a result of which Tenant is no longer occupying any portion of the Leased Premises, Tenant's signs
    may   be  replaced  by  signs  identifying  the  appropriate
    assignee or subtenant, provided that the specific design of such signage shall be subject to Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed.

     c) Any alterations made by Tenant to the Leased Premises shall hereinafter be referred to as the "Tenant's Improvements." Except for Tenant's Personal Property, the Tenant's Improvements that are permanently attached or affixed to the Leased Premises shall become the property of Landlord upon the expiration of this Lease.

9) ASSIGNMENT AND SUBLEASING. Tenant shall have the right to sublet, assign, transfer, reassign and grant concessions or licenses (a "Transfer") in all or any part of the Leased Premises and any of Tenant's rights and obligations under this Lease, without Landlord's consent. In the event of such a Transfer, Tenant shall remain liable for all of Tenant's obligations  to  Landlord  arising  hereunder  (except  for  the payment of Percentage Rent) so long as this Lease is not changed, modified or amended in any respect by Landlord and any transferee. Should Tenant wish to be relieved of its obligations hereunder upon a Transfer, Landlord's prior consent to a Transfer shall be required, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the immediately preceding sentence, in the event any assignee hereunder or assignee's guarantor subsequent to an assignment has a net worth calculated in accordance with generally accepted accounting principles equal to or greater than the net worth of Advance Stores Company, Incorporated, as of the end of the fiscal year in which the Commencement Date of this Lease occurs, Landlord's consent to such assignment shall not be necessary, and Tenant shall thereafter automatically (and without any action by Landlord) be relieved of any further obligations under this Lease. Landlord acknowledges and agrees that Landlord's conditioning of the granting of its consent upon obtaining (i) a material amendment or modification to the terms of this Lease or

(ii) monetary compensation, shall be deemed
unreasonable. In the event Tenant shall be reorganized, merged or consolidated with any other corporation, limited liability company or other business entity, or shall sell all or substantially all of its assets, any resulting or surviving corporation, limited liability company or other business entity, or any other person, which shall, as a result of such reorganization, merger, consolidation or sale, succeed to substantially all of the assets or the business of Tenant, and which shall assume all of the liabilities and obligations of Tenant under this Lease, shall automatically and without the necessity of further assignment or any other act become and be Tenant under this Lease in accordance with and subject to all of the terms, provisions and conditions hereof. Tenant shall give Landlord notice of any Transfer, such notice to include a copy of the original instrument evidencing such Transfer; provided, however, that Tenant's failure to provide such notice shall not be an "Event of Default" (as hereinafter defined) by Tenant hereunder or give Landlord the right to exercise any right or remedy against Tenant hereunder.

10) MAINTENANCE AND REPAIRS:

     a) Subject to Landlord's repair and restoration obligations described in Sections 10(b) and 14 below, Tenant shall, at its cost, during the Term (excluding the Construction Term):

          i) Maintain, repair and/or replace, in good condition, ordinary wear and tear excepted, each and every portion of the Leased Premises (including, without limitation, all exterior signs related to safety required by law [including handicapped parking signs and fire lane signs] and the exterior of the Building) except for any items the maintenance, repair or replacement of which are Landlord's responsibility hereunder; and

          ii) Keep the Leased Premises in a reasonably clean and neat condition and not permit the accumulation of any trash, rubbish or garbage (except as accumulated in containers awaiting collection or disposal) in, on or about any part of the Leased Premises and arrange for collection or disposal of accumulated trash, rubbish and garbage from the Leased Premises.

     b) Notwithstanding the provisions of Section 10(a) above and anything contained herein to the contrary, Landlord shall be responsible, at its sole cost and expense, for the following maintenance, repairs and/or replacements to the Leased Premises during the Term:

          i) any and all maintenance, repairs and/or replacements to the slab, foundation and structure of the Leased Premises (including, without limitation, repairing any cracks or other damage thereto, but specifically excluding painting of the exterior walls unless painting is required as a result of Landlord's failure to maintain, repair and/or replace the slab, foundation or structure as provided herein);

          ii) any and all maintenance, repairs and/or replacements to the parking area of the Leased Premises in the event that Landlord fails to deliver the certificate as to the parking area of the Leased Premises as required by Section 2(c) of the Construction Provisions or fails to construct the parking area in accordance with the design standards therefor as required by Section 2(b) of the Construction Provisions;

    iii) any and all maintenance, repairs and/or replacements to the roof of the Leased Premises, in the event that Landlord fails to deliver the certificates and warranties as to the roof of the Leased Premises required by Section 2(e) of the Construction Provisions;

    iv) any and all maintenance, repairs and/or replacements to the heating, ventilation and air-conditioning system of the Leased Premises (the "HVAC"), in the event that Landlord fails to deliver the certificates as to the HVAC as required by Section 2(f) of the Construction Provisions;

     v) any and all maintenance, repairs or replacements which become necessary as a result of Landlord's negligence, intentional misconduct, or acts or omissions, or the negligence, intentional misconduct, or acts or omissions of Landlord's agents or contractors; and

     vi) any and all maintenance, repairs and/or replacements to the Leased Premises which (i) are required during the first Lease Year of the Term due to the original construction of the Leased Premises or (ii) are made necessary by reason of defects in the workmanship or materials used in the construction of any portion of the Leased Premises (except for any portion of the. Leased Premises that was constructed by Tenant) or are due to the settling of the Leased Premises.

c) With regard to those items which are Landlord's responsibility under Section 10(b) above, if an emergency situation occurs, Tenant shall make all reasonable efforts to contact Landlord by telephone or facsimile to advise Landlord of the need for such maintenance, repair or replacement. If after making reasonable efforts to contact Landlord, either Tenant is unable to contact Landlord or if Tenant succeeds in contacting Landlord, and
Landlord fails to undertake action to correct the emergency situation within twenty-four (24) hours, Tenant may perform such maintenance, repair or replacement as Tenant deems necessary.
Within   thirty  (30)  days  after  written  notice  from  Tenant
(accompanied by an invoice or other reasonable evidence of the costs to be reimbursed), Landlord shall pay Tenant an amount equal to the actual, out-of-pocket costs incurred by Tenant in the performance of such maintenance, repair and/or replacement. If Landlord fails to pay to Tenant such costs within such thirty
(30) day period, then Tenant may deduct the amount of such costs from Basic Rent and any other charges owed by Tenant to Landlord. For purposes of this Section 10(c), an "emergency situation" means a condition or state of facts which if not corrected would result in further damage to the Leased Premises or its contents or personal injury or damage to any other property or which would in any way prevent Tenant from conducting its business at the Leased Premises in its customary manner. The provisions of this
Section 10(c) shall control over any conflicting provisions contained in this Lease.
     d) Landlord shall protect, defend, indemnify and hold Tenant harmless from all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) incurred for work, labor, repairs, alterations, improvements, services and/or materials supplied to the Leased Premises by or at the direction of Landlord, or which may occur, result from or arise out of the failure of Landlord during the Term to make properly any required repairs or perform any maintenance which is the responsibility of Landlord under this Lease, except to the extent that such losses, damages, liabilities, costs and/or expenses arise out of Tenant's negligence, intentional misconduct, or acts or omissions, or the negligence, intentional misconduct, or acts or omissions of Tenant's agents or contractors. Tenant shall protect, defend, indemnify and hold Landlord harmless from all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) incurred for work, labor, repairs, alterations, improvements, services and/or materials supplied to the Leased Premises by or at the direction of Tenant, or which may occur, result from or arise out of the failure of Tenant during the Term to make properly any required repairs or perform any maintenance which is the responsibility of Tenant under this Lease, except to the extent that such losses, damages, liabilities, costs and/or expenses arise out of Landlord's negligence, intentional misconduct, or acts or omissions, or the negligence, intentional misconduct, or acts or omissions of Landlord's agents or contractors.

     e) Landlord hereby assigns to Tenant all of Landlord's interest in, and rights under (including rights to enforce), all warranties and guaranties received in connection with the Work or any other work, maintenance, repairs and/or replacements performed by, or at the direction of, Landlord in, on or at the Leased Premises; provided, however, that Landlord shall retain such interest in and rights under such warranties and guaranties as are necessary or desirable for Landlord to complete any maintenance, repairs and/or replacements to the Leased Premises which (i) are required during the first Lease Year of the Term due to the original construction of the Leased Premises or (ii) are made necessary by reason of defects in the workmanship or materials used in the construction of any portion of the Leased Premises (except for any portion of the Leased Premises that was constructed by Tenant) or are due to the settling of the Leased Premises, as provided in Section 10(b)(vi) above.

     11) UTILITIES. Tenant agrees to pay the charges and all required deposits for all utility services furnished to and used by Tenant in the Leased Premises during the Term directly to the utility companies providing such services, excluding any and all connection fees, hook-up charges, impact fees and other similar costs related to the initial start-up expenses for providing such services to the Leased Premises, all of which costs and expenses shall be paid by Landlord. Subject to applicable law, Tenant shall be entitled to select the utility service provider which shall provide water, electric, gas, cable and telecommunication services to the Leased Premises.

     12)  INSURANCE; INDEMNIFICATION.

     a) During the Term (excluding the Construction Term), Tenant shall, at its sole cost and expense, obtain and maintain property insurance covering the Leased
     Premises in an amount not less than the full replacement cost thereof, with such deductibles and retentions as determined by Tenant in its sole and absolute discretion. Such insurance shall be provided by companies authorized to do business in the State.

b) During the Term (excluding the Construction Term) Tenant shall maintain with respect to the Leased Premises a policy of commercial general liability insurance, which insurance shall stipulate limits of liability of not less than $2,000,000 each occurrence, single limit bodily injury and/or property damage combined (with such deductibles and retentions as determined by Tenant in its sole and absolute discretion), and shall be provided by companies authorized to do business in the State.

c) Tenant shall, within fifteen (15) days after receipt of written request therefor by Landlord, provide Landlord with (i) evidence of such property insurance and (ii) a certificate of such commercial general liability insurance, each naming Landlord and Landlord's Mortgagee as additional insureds or loss payees, as applicable, and providing that the applicable coverage shall not be cancelled without thirty (30) days notice to the holder of such evidence or certificate, as applicable.

d) Notwithstanding anything to the contrary contained herein, Tenant shall have the right to self-insure against any of the risks or portions thereof set forth in this Section 12, provided Tenant then has a reported net worth (calculated in accordance with generally accepted accounting principles), as of the end of Tenant's most recent quarterly reporting period, of not less than One Hundred Million Dollars ($100,000,000).

e) Landlord shall maintain with respect to the Leased Premises a policy of commercial general liability insurance, which insurance shall stipulate limits of liability of not less than $2,000,000 each occurrence, single limit bodily injury and/or property damage combined, and shall be provided by companies authorized to do business in the State. Such policies of insurance shall name Tenant as an additional insured. Landlord shall, within a reasonable period of time after receipt of written request therefor by Tenant, provide a certificate of such commercial general liability insurance evidencing Tenant as an additional insured on such policy and providing that the applicable coverage shall not be cancelled or modified without thirty (30) days notice to the holder of such certificate.

f) During any period in which Landlord or Tenant is conducting construction activities at, in or on the Leased Premises, such party shall keep, or cause its general contractor to keep, in full force and effect, with regard to the Leased Premises, in form reasonably acceptable to the other party, at least the minimum insurance coverages set forth below:

     i)   Worker's Compensation - Statutory Limits; Employers
     Liability -$2,000,000;

     ii) Automobile Liability for all vehicles with limits of $1,000,000; and

    iii) Commercial General Liability to include premises operations and products/completed operations coverage with limits of $3,000,000.

    Additionally, such party shall keep or require its general contractor to keep in full force and effect a policy of builder's risk insurance covering loss or damage to the Leased Premises for the full replacement cost of all such construction. To the fullest extent the other party has an insurable interest, such liability policy shall name the other party as an additional insured and such builder's risk policy shall name the other party as a loss payee.

g) Any insurance coverage enumerated in this Lease may be effected by a blanket policy or policies of insurance or under so-called "multi-peril" or "package" insurance policies, provided that the total amount of insurance available with respect to the Leased Premises and Tenant's or Landlord's liability hereunder shall be at least the equivalent of separate policies in the amounts herein required, and provided further that in other respects any such policy or policies shall comply with the provisions of this Lease. Landlord shall not be entitled to self-
insure  any  of  the  insurance  coverages  recited  herein.   An
"umbrella" policy may be provided and utilized by either party to increase the limit provided by any individual or blanket policies in lower amounts, and the combined occurrence and aggregate limits provided by all such policies with respect to the Leased Premises and Tenant's or Landlord's liability hereunder shall be satisfactory provided that the terms and conditions of such policies otherwise comply with the provisions of this Lease.

h) Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby release each other, to the extent of their agreed-upon insurance coverage, from any and all liability for any loss or damage caused by fire or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the other party, or any persons claiming under such other party.

     i) Landlord hereby agrees to exonerate, protect, defend, indemnify and hold Tenant and its officers, directors, stockholders, members, beneficiaries, partners, representatives, agents and employees harmless from and against any and all losses, damages, claims, suits or actions, judgments and costs (including reasonable attorneys' fees) arising out of any injury to or death of persons or damage to property on or about the Leased Premises caused by the intentional or negligent acts or omissions of Landlord or its employees, agents or contractors. Tenant agrees to exonerate, protect, defend, indemnify and hold Landlord and its officers, directors, stockholders, members, beneficiaries, partners, representatives, agents and employees harmless from and against any and all losses, damages, claims, suits or actions, judgments and costs (including reasonably attorneys' fees) arising out of any injury to or death of persons or damage to property on or about the Leased Premises caused by the intentional or negligent acts or omissions of Tenant or its employees, agents or contractors.

13) REAL ESTATE TAXES.

     a) Commencing on the Rent Commencement Date, during the Term, Tenant shall reimburse Landlord for all "Real Estate Taxes" (as hereinafter defined). If the Rent Commencement Date occurs or the Term terminates during any part of a calendar year, Tenant shall be responsible for such Real Estate Taxes for only that portion of the calendar year for which Tenant is responsible to pay Basic Rent hereunder. However, the amount of Real Estate Taxes attributable to the Leased Premises for which Tenant shall reimburse Landlord in part shall be less any abatements, discounts or refunds thereon. In paying such Real Estate Taxes, Landlord agrees to take full advantage of any and all available discounts, and Tenant shall not be obligated to pay any portion of any penalty or interest for delinquent payment, nor shall Tenant be obligated to pay any portion of sums owed by Landlord due to failure of Landlord to take advantage of any discount. Tenant shall reimburse Landlord for such Real Estate Taxes within thirty (30) days of receipt from Landlord of a receipted tax bill (or in the alternative copy of the tax bill and a copy of Landlord's check to the appropriate governmental agency or authority) evidencing Landlord's payment thereof to the taxing authority.

     b) Tenant shall have the right, at Tenant's sole expense, to contest the amount or validity, or otherwise seek an exemption or abatement, of any Real Estate Taxes or to seek a reduction in the valuation of the Leased Premises assessed for purposes of Real Estate Taxes by appropriate proceedings diligently conducted in good faith, provided that (i) Tenant shall first have notified Landlord in writing of its intent to do so and (ii) such contest will not result in the foreclosure, loss or forfeiture of the Leased Premises, or any portion thereof In any instance where any such action or proceeding is being undertaken by Tenant, Landlord shall (i) cooperate with Tenant, (ii) execute any and all documents required in connection therewith and (iii) if required by any law, rule or regulation of the taxing authority, shall join with Tenant in the prosecution thereof Upon the termination of the proceedings set forth above (unless the taxing authority requires that Real Estate Taxes be paid under protest prior to commencement of such proceedings), Tenant shall pay the applicable Real Estate Taxes as finally determined in such proceedings, the payment or partial payment of which may have been deferred during the prosecution of such proceedings. Tenant shall be entitled to a refund of any overpayment of Real Estate Taxes relating or allocable to the Leased Premises, as well as a reimbursement from the appropriate taxing authority of all costs, fees and expenses it incurs in such protest or reassessment.

     c) For purposes of this Lease, the term "Real Estate Taxes" shall mean all general real estate taxes and assessments and other ad valorem taxes, rates and levies paid upon or with respect to the Leased Premises for a calendar year or a portion thereof to any governmental agency or authority and all charges specifically imposed in lieu of any such taxes, but specifically excluding "roll-back" taxes or other similar land use charges. Nothing contained in this Lease shall require Tenant to pay any local, county, municipal, state or federal income, franchise, corporate, estate, inheritance, succession, capital levy, business or transfer tax of Landlord, or any local, county, municipal, state or federal income, profits, gross receipts, sales or renewal tax or charge upon the rent or other charges payable by Tenant under this Lease.

    d) Landlord and Tenant understand and acknowledge that certain credits, exemptions, refunds or abatements against tax obligations of Tenant and/or Landlord, whether with respect to Real Estate Taxes, personal property taxes, sales taxes, use taxes, gross receipts taxes, income taxes, payroll taxes, value added taxes or other taxes (collectively, "tax benefits"), as well as incentive payments or credits directly or indirectly from governmental authorities ("incentive payments") may become available as a result of the construction, use, occupancy or conduct of Tenant's business at the Leased Premises, or the decision of Tenant to establish and/or operate a business at the Leased Premises. The full amount of such tax benefits and incentive payments shall be the property of Tenant. In the event that any such tax benefit or incentive payment is paid to, accrues to the benefit of, or is otherwise received by Landlord, at Tenant's option:

          i) Landlord shall immediately account for and pay over the full amount of such tax benefit or incentive payment to Tenant; or

          ii) Tenant may offset the full amount of such tax benefit or incentive payment against Basic Rent, Percentage Rent and any other charges payable by Tenant to Landlord hereunder.

    Landlord   shall  cooperate  with  Tenant  and  execute   any
    documents, forms, or applications as reasonably requested by Tenant in order to enable Tenant to obtain any tax benefits or incentive payments directly available to Tenant.

14) DAMAGE OR DESTRUCTION.

    a) If, during the Term, a fire or other casualty shall render the whole or any portion of the Leased Premises untenantable, in Tenant's reasonable judgment, and if, in
    Tenant's   reasonable  judgment,  the  Leased  Premises   can
    reasonably be expected to be restored to substantially the same condition existing immediately prior to such casualty within one hundred eighty (180) days from the date of such casualty, Landlord shall repair and restore the Leased
    Premises   to  substantially  the  same  condition   existing
    immediately prior to such casualty within such one hundred eighty (180) day period (subject to any delays caused by a "Force Majeure Event" [as hereinafter defined]). In the event that Landlord timely completes such repair and/or restoration, this Lease shall remain in full force and effect. During the period during which such repair and/or
    restoration  is  being  performed,  rent  otherwise   payable
    hereunder shall abate in the proportion that the area of the Leased Premises rendered untenantable bears to the entire area of the Leased Premises until the Leased Premises is
    completely   restored,   repaired,   or   replaced   to   the
    satisfaction of Tenant; provided, however, that no rent shall be payable for any portion of the Leased Premises unless Tenant is able to conduct its usual business on that portion of the Leased Premises that remains tenantable. In the event that Landlord shall undertake to perform such repair and restoration of the Leased Premises, Tenant shall, prior to Landlord commencing such repair and restoration, provide Landlord with


(i) all insurance proceeds and (ii) the amount of the difference between the insurance proceeds and the full replacement cost of the Leased Premises.

     b) If, during the Term, a fire or other casualty shall render the whole or any portion of the Leased Premises untenantable, in Tenant's reasonable judgment, and if, in Tenant's reasonable judgment, the Leased Premises cannot reasonably be expected to be repaired and restored within one hundred eighty (180) days from the date of such casualty, then Tenant may, by written notice to Landlord sent within sixty (60) days from the date of such casualty, terminate this Lease, which termination shall be effective as of the date of such casualty.

          c) If any such fire or other casualty which renders the whole or any portion of the Leased Premises untenantable occurs during the final Lease Year of the Initial Term or of any Option Period, Tenant may, within thirty (30) days after the date of such casualty, give written notice to Landlord of Tenant's intention to extend the Term pursuant to the next applicable Renewal Option provided for in Section 3 of this Lease, in which event Landlord shall be obligated to repair and/or restore the Leased Premises as provided in this Section 14. In the event Tenant shall not so elect to extend the Term, both Landlord and Tenant shall each have the option to terminate this Lease by written notice from the terminating party to the other party given within sixty (60) days after the date of such casualty and, in such event, this Lease shall terminate as of the date of such casualty.

          d) If this Lease is terminated pursuant to this Section 14, Landlord shall promptly pay to Tenant any prepaid but unearned Basic Rent and other charges paid by Tenant, or Tenant shall promptly pay to Landlord any Basic Rent and other charges earned and unpaid, and Landlord shall have the right to (i) the amount of all insurance proceeds and

(ii) the amount of the difference between the insurance proceeds and the full replacement cost of the Leased Premises.

          e) If, during the Term, a fire or other casualty shall damage or destroy any portion of the Leased Premises but shall not render the Leased Premises untenantable, in Tenant's reasonable judgment, Tenant shall repair all such damage or destruction except to the extent fire or other casualty damages or destroys any structural elements of the Leased Premises (as set forth in Section 10(b)). Landlord shall repair any damage or destruction to the structural elements of the Leased Premises (as set forth in Section 10(b)) within sixty (60) days from the date of such casualty; Tenant shall provide Landlord with (i) all insurance proceeds associated with such damage or destruction of the structural elements of the Leased Premises and (ii) the amount of the difference between the insurance proceeds and the cost to repair any such damage or destruction of the structural elements of the Leased Premises.

          f) If Landlord is required to repair and restore the Leased Premises pursuant to this Section 14, the applicable provisions of Section 2 above and the Construction Provisions shall apply with respect to Landlord's construction work related to such repair or restoration. However, if the nature of the damage is such that it would be impractical to apply some or all of the provisions of Section 2 and the Construction Provisions to Landlord's construction work as mutually and reasonably determined by Landlord and Tenant, then Landlord and Tenant shall agree on an alternative provision or provisions which shall be incorporated into a written agreement executed by both Landlord and Tenant.

15) CONDEMNATION.

    a) If the whole of the Leased Premises shall be acquired or taken by eminent domain, condemnation or private purchase under threat thereof or in lieu thereof, including, without limitation, the physical occupation of the Leased Premises or any portion thereof or the filing of eminent domain or condemnation papers by appropriate authorities (a "Taking"), then this Lease and the Term shall automatically cease and terminate as of the date on which the condemning authority or private purchaser shall have the right to possession of the Leased Premises or any portion thereof (the "Taking Date").

    b) If any part of the Leased Premises shall be so taken and such partial Taking shall render that portion not so taken unsuitable, as determined by Tenant in its reasonable discretion, for the purposes for which the Leased Premises were leased, or if any access, curb cut or other access point on or to the Leased Premises is modified in a manner which adversely and materially affects Tenant's business or is lost as a result of any Taking, then Tenant shall have the right to terminate this Lease by written notice sent to Landlord within twelve (12) months after the Taking Date. If any part of the Leased Premises shall be so taken and this Lease shall not be so terminated, then this Lease shall continue in full force and effect except that the Basic Rent and all other charges payable by Tenant shall be reduced in the same proportion that the gross leasable area of the portion of the Leased Premises that has been taken bears to the total gross leasable area of the entire Leased Premises and Landlord shall, within thirty (30) after the Taking Date, commence to make all necessary repairs and alterations to restore the untaken portion of the Leased Premises to as near its former condition as practicable such that the untaken portion of the Building will be a complete architectural unit. In its performance of such repair and/or restoration work pursuant to this Section 15, the applicable provisions of Section 2 above and the Construction Provisions shall apply with respect to Landlord's construction work related to such repair or restoration. However, if the nature of the damage is such that it would be impractical to apply some or all of the provisions of Section 2 and the Construction Provisions to Landlord's construction work as mutually and reasonably determined by Landlord and Tenant, then Landlord and Tenant shall agree on an alternative provision or provisions which shall be incorporated into a written agreement executed by both Landlord and Tenant.

    c) If this Lease is terminated as provided in this Section 15, Landlord shall promptly pay to Tenant any prepaid but unearned Basic Rent and other charges, or Tenant shall promptly pay to Landlord any Basic Rent and other charges earned and unpaid.
    d) In the event of a Taking, whether permanent or temporary, of any pylon or monument sign (as contemplated by Section 8(b) above) on which Tenant has installed identification panels, Tenant shall provide a substitute site (reasonably acceptable to Tenant) therefor, within a reasonable period of time after such Taking. If Landlord shall receive compensation from the condemning authority for such Taking of any such sign, Landlord shall pay said compensation to Tenant within fifteen (15) days after Landlord's receipt thereof.

    e) In the event of a Taking as described in this Section 15, Tenant shall be entitled to claim compensation from the condemning authority for (i) the value of its leasehold estate in the Leased Premises and (ii) damages occurring by reason of the Taking, including but not limited to loss of good will or future profits or in respect of Tenant's Personal Property, the cost or expense for the repair and removal of such Personal Property, moving or relocation expenses, and any other items to which Tenant may be entitled under applicable law.

16) TENANT'S DEFAULT:

     a) The following shall constitute an event of default by Tenant hereunder (an "Event of Tenant Default");

         i) Tenant's failure to make any payment of money required by this Lease (including, without limitation, Basic Rent, Percentage Rent, or Real Estate Taxes) (subject to Tenant's right of good faith contest), within ten (10) days after Tenant's receipt of written notice from Landlord to Tenant that same is overdue;
          Or

         ii) Tenant's failure to observe or perform any other material provision of this Lease within thirty (30) days after Tenant's receipt of written notice from Landlord to Tenant specifying such default and demanding that the same be cured; provided that if such default cannot with due diligence be wholly cured within such thirty (30) day period, Tenant shall have such longer period as is reasonably necessary to cure the default, so long as Tenant proceeds promptly to commence the cure of same within such thirty
          (30) day period and diligently prosecutes the cure to completion.

     b) Upon the occurrence of an Event of Tenant Default, at Landlord's option, in addition to any and all other remedies which it may have at law and/or in equity (except as provided below), and without its actions being deemed an election of remedies or a cure of Tenant's default, Landlord may (a) terminate this Lease or (b) re-enter the Leased Premises by judicial proceeding, expel Tenant and remove all property from the Leased Premises, and relet the Leased Premises at the best possible rent obtainable and receive the rent therefrom. In the event Landlord relets the Leased Premises, all rentals received by Landlord shall be applied, first, to the payment of any indebtedness other than Basic Rent and other charges due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, excluding tenant upfit costs;
    third, to the payment of Basic Rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of any future Basic Rent and/or other charges due and unpaid hereunder. Tenant shall remain liable to Landlord for the deficiency, if any, between the Basic Rent and all other charges (except for Percentage Rent) payable by Tenant pursuant to this Lease and the rent and all other charges payable by the new tenant pursuant to the new lease obtained by Landlord on reletting. In the event this Lease shall be terminated as provided above, Landlord, its agents, servants or representatives may immediately or at any time thereafter peaceably re-enter and resume possession of the Leased Premises and remove all persons and property therefrom, by summary dispossession proceedings. The various rights and remedies reserved to Landlord herein are cumulative, and Landlord may pursue any and all such rights and remedies, whether at the same time or otherwise (to the extent not inconsistent with specific provisions of this Lease); provided that Landlord shall have the duty in any instance to mitigate its damages with respect to any Event of Tenant Default. Notwithstanding anything herein to the contrary, (i) Landlord expressly waives its right to forcibly dispossess Tenant from the Leased Premises, whether peaceably or otherwise, without judicial process, such that Landlord shall not be entitled to any "commercial lockout" or any other provisions of applicable law which permit landlords to dispossess tenants from commercial properties without the benefit of judicial review and (ii) Landlord shall in no event have any right to accelerate the Basic Rent or any other charges payable by Tenant hereunder.

17) LANDLORD'S DEFAULT.

    a) The following shall constitute an event of default by Landlord hereunder (an "Event of Landlord Default"):

          (i) Landlord's failure to make any payments of money due Tenant or any third party, including but not limited to the payment of the brokerage commissions pursuant to Section 28(s) below, within ten (10) days after the receipt of written notice from Tenant that same is overdue; or

          (ii) Landlord's failure to perform any nonmonetary obligation of Landlord hereunder within thirty (30) days after receipt of written notice from Tenant to Landlord specifying such default and demanding that the same be cured; provided that, if such default cannot with due diligence be wholly cured within such thirty (30) day period, Landlord shall have such longer period as may be reasonably necessary to cure the default, so long as Landlord proceeds promptly to commence the cure of same within such thirty (30) day period and diligently prosecutes the cure to completion and provided further that in the case of an emergency, Tenant shall be required to give only such notice as is reasonable under the circumstances.

    b) Upon the occurrence of an Event of Landlord Default, at Tenant's option, in addition to any and all other remedies which it may have at law and/or in equity, and without its actions being deemed an election of remedies or a cure of Landlord's default, Tenant may do all or any of the following:

         (i) pay or perform such obligations and offset Tenant's actual cost of performance, including any and all transaction costs and attorneys' fees, against the Basic Rent, Percentage Rent, and any and all other amounts and charges due Landlord hereunder; or

         (ii) withhold Basic Rent, Percentage Rent, and any other payments due to Landlord under this Lease until such Event of Landlord Default, transaction costs and attorneys' fees specified in subsection (i) above, is cured by Landlord; or

          (iii) terminate this Lease and/or sue for damages, including transaction costs and attorneys' fees specified in subsection (i) above.

         With respect to a breach by Landlord of the provisions of Section 18 below, Tenant shall be entitled to any remedies provided therein, in addition to those remedies provided herein.

         The various rights and remedies reserved to Tenant herein are cumulative, and Tenant may pursue any and all rights and remedies, whether at the same time or otherwise. Notwithstanding the foregoing, a delay by Tenant in exercising its cure rights or other remedies hereunder shall not be deemed a Force Majeure Event for purposes of
     extending   the  date(s)  established  for  performance   by
     Landlord.

     c) Any offset made by Tenant against Basic Rent or any other charges otherwise due by Tenant hereunder shall be without liability to Tenant, shall not constitute a default on behalf of Tenant and shall not affect any other rights or remedies Tenant may have against Landlord for failure to comply with the provisions herein.

18) NON-COMPETITION.

     a) Neither Landlord nor any stockholder, member, partner, beneficiary, successor, assign, personal representative, heir, subsidiary or affiliate of Landlord, nor any person(s) or entity(ies) having a direct or indirect interest in Landlord, shall, for as long as this Lease remains in force and effect, either directly or indirectly, own, occupy or operate, or sell, lease or otherwise transfer to any person or entity, or permit any person or entity to occupy, any land, building, premises or space, whether presently owned or hereafter acquired, located within two (2) miles of the Leased Premises for the purpose of (i) conducting thereon a business similar to that being conducted by Tenant on the Leased Premises or (ii) the sales, display or rental of automotive parts, accessories, supplies and/or maintenance items. In addition, neither Landlord nor any stockholder, member, partner, beneficiary, successor, assign, personal representative, heir, subsidiary or affiliate of Landlord, nor any person(s) or entity(ies) having a direct or indirect interest in Landlord, shall lease, sell or otherwise transfer or convey any such premises adjacent to and/or contiguous with the Leased Premises without imposing thereon a restriction to secure compliance herewith, or permit any tenant or occupant of any such premises or any part thereof to sublet or assign in any manner, directly or indirectly, any part thereof to any person, firm, corporation or other entity engaged in any such business described above, without the prior written consent of Tenant, which consent may be withheld by Tenant in Tenant's sole discretion.

    b) Tenant shall, in the event that there is a breach of any of the provisions of this Section 18, have the following rights and remedies, none of which shall be exclusive of the other remedies or any other remedy otherwise available to
    Tenant:

         i)   Tenant may institute proceedings to enjoin the violation;

         ii) If such breach continues for a period of thirty (30) days after written notice thereof shall have been given by Tenant to Landlord, Tenant may, at any time thereafter, elect to terminate this Lease and, on such election, this Lease shall, on the date stated in the notice of such election, be terminated, and Tenant shall be released and discharged of and from any and all further liability hereunder;

         iii) As long as any such breach continues, Tenant's only obligation with respect to the payment of rent or any other charge payable under this Lease shall be the payment of Percentage Rent only, in accordance with the terms and conditions of Section 5(b) above, with no payment of Basic Rent or any other charge payable under this Lease.

          iv) Landlord shall protect, defend, indemnify and hold Tenant harmless from all losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) sustained or incurred in connection with any proceedings instituted by Tenant as a result of any such breach.

19) ENVIRONMENTAL:

    a) As used herein, the term "Hazardous Substance" includes petroleum, natural or synthetic gas products and any hazardous, toxic or dangerous waste, pollutant, contaminant, substance or material defined as such in, or for the
    purposes   of,  the  "Environmental  Laws"  (as  hereinafter
    defined).  For  the  purposes  of  this  Lease,   the   term
    "Environmental Laws" means any environmental, health or safety law, rule, regulation, ordinance, order or decree, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as
    amended, the Resource Conservation and Recovery Act, as amended, any "Superfund" or "Super Lien" law or any other federal, state, county or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any petroleum, natural or synthetic gas products and/or hazardous, toxic or dangerous waste pollutant or contaminant, substance or material as may now or any time hereinafter be in effect.
    Landlord represents, warrants and covenants that:

    (i) to the best of Landlord's knowledge and belief, the Leased Premises is in compliance with all Environmental Laws and no Hazardous Substances have been released or threatened to be released upon, in, at, around or under the Land or off-site locations within one (1) mile of the Land that are owned, operated or controlled by Landlord or any party related to Landlord to any degree, except as disclosed in the Phase I Report (as defined in Section 19(c));

    (ii) to the best of Landlord's knowledge and belief, there is not now, pending or threatened, any action, suit, investigation or proceeding against Landlord or the Land, or against any other property relating to the Land, seeking to enforce a right or remedy under common law or under any of the Environmental Laws;

    (iii) Landlord has, to the best of Landlord's knowledge and belief, complied with and will continue to comply with all applicable Environmental Laws relating to or affecting the Leased Premises including, without limitation, Landlord's business operations upon or off the Leased Premises (including, without limitation, all Environmental Laws with respect to the registration, testing and upgrading of underground or above ground storage tanks);

    (iv) Landlord has not, to the best of Landlord's knowledge and belief, and will not engage in any activities that constitute spilling, leaking, emitting, discharging, injecting, dumping or disposing of any Hazardous Substances into the environment on, above, below or surrounding the Leased Premises;

    (v) to the best of Landlord's knowledge and belief, there is no asbestos-containing material on the Leased Premises;

    (vi) Landlord has, to the best of Landlord's knowledge and belief, obtained, and will at all times continue to obtain and maintain, all required environmental licenses and permits under the Environmental Laws that are necessary for the ownership of the Leased Premises (the "Environmental Permits"), and Landlord has, to the best of Landlord's knowledge and belief, complied with and will comply with all other governmental or regulatory requirements necessary to comply with the Environmental Laws. Landlord is, to the best of Landlord's knowledge and belief, in
    full  compliance  with  the  terms  and  provisions  of   the
    Environmental Permits and will continue to comply with the terms and provisions of the Environmental Permits; and

    (vii) to the best of Landlord's knowledge and belief, there are no Hazardous Substances located on, in, at or under the Leased Premises that exceed action levels.

    Landlord agrees to indemnify and hold Tenant harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultants' fees, and expert fees) arising at any time from or in connection with (i) the presence or release, or suspected presence or release, of Hazardous Substances or asbestos-containing materials at, in or on the Leased Premises unless the Hazardous Substances or asbestos-containing materials are present solely as a result of the breach by Tenant of the provisions of Section 19(d) below or (ii) the violation of any Environmental Laws unless such violation is due solely as a result of the breach by Tenant of the provisions of Section 19(d) below. Without limiting the foregoing, this indemnification (i) shall include any and all costs incurred due to any investigation of the Leased Premises or any cleanup, removal, or restoration mandated by any governmental authorities and (ii) shall specifically include any and all costs due to Hazardous Substances that flow, diffuse, migrate, or percolate into, onto, or under the Leased Premises.

    c)   Tenant's obligations under this Lease are conditioned upon
    (i) the Land being in compliance with all Environmental Laws and
    (ii) the Land being free from any and all Hazardous Substances. In order to determine preliminarily such compliance with Environmental Laws and the lack of Hazardous Substances, Landlord shall within thirty (30) days of the date of this Lease obtain and provide Tenant with a copy of a Phase I environmental report (the "Phase I Report") to be prepared at Landlord's sole cost and expense. In the event the Phase I Report reflects (i) any potential non-compliance with Environmental Laws and/or (ii) the potential existence of Hazardous Substances on or under the Land, and the Phase I Report recommends further study, Landlord shall, within thirty (30) days of the date of the Phase I Report, order a Phase II environmental report (the "Phase II Report" and, together with the Phase I Report, the "Environmental Reports") to be prepared at its sole cost and expense. The Environmental Reports shall be prepared by a qualified environmental firm reasonably acceptable to Tenant and shall be addressed and certified to both Landlord and Tenant such that both Landlord and Tenant shall be entitled to rely thereon. In the event the Environmental Reports reflect that (i) the Land is not in compliance with the Environmental Laws and/or (ii) the Land is not free from any and all Hazardous Substances, this Lease shall be null and void on the later of the thirtieth (30th) day after Tenant receives a copy of the most recent of the Environmental Reports or the thirtieth (30th day) after the Commencement Date
    unless   (i)  Tenant  expressly  waives,  in  writing,   such
    nullification or (ii) Landlord elects, by written notice given to Tenant prior to the expiration of such thirty (30) day period, to have the non-compliance condition and/or the presence of Hazardous Substances remediated. If Landlord elects to undertake any such remediation, Landlord shall diligently perform such remediation and this Lease shall remain in effect for a period of one hundred and twenty (120) days subsequent to the thirty (30) day period described in the previous sentence (the "Remediation Period") to permit such remediation, but if such remediation has not been completed by the end of the Remediation Period, this Lease may be terminated by Tenant upon written notice to Landlord.

    d) Tenant covenants that, during the period of its possession of the Leased Premises, Tenant and its employees shall comply with all Environmental Laws that are applicable to Tenant's use of the Leased Premises. Tenant agrees to indemnify and hold Landlord harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or  losses (including, without limitation, any and all
     sums paid for settlement of claims, attorneys' fees, consultants' fees, and expert fees) arising at any time  solely  as a result of the violation  by  Tenant
     and/or   its  employees  of  the  foregoing  covenant.
     Without    limitation   of   the    foregoing,    this
     indemnification  shall  include  any  and  all   costs
     incurred by Landlord due to any investigation  of  the
     Leased   Premises   or   any  cleanup,   removal,   or
     restoration mandated by any governmental authorities.

20) SUBORDINATION; ESTOPPELS.

     a) Simultaneously with the execution hereof, Landlord shall deliver to Tenant, with regard to any and all "Ground Leases" (as hereinafter defined) and any and all "Mortgages" (as hereinafter defined) encumbering the Leased Premises as of the Commencement Date of this Lease, a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit "C", executed by the lessor under any such Ground Lease ("Ground Lessor") or the holder of such Mortgage ("Mortgagee"), as applicable. Tenant shall have no obligation to pay Basic Rent or other charges hereunder until such subordination, non-disturbance and attornment agreement(s) are delivered to Tenant, whereupon Tenant shall pay all accrued Basic Rent and other charges due hereunder at the time of such delivery. In addition, throughout the Term, Landlord shall deliver to Tenant a subordination, non-disturbance and attomment agreement in the form attached hereto as Exhibit "C" executed by any Ground Lessor or Mortgagee (as applicable) with regard to all future Ground Leases and Mortgages and with regard to all renewals, modifications, replacements and extensions of such Ground Leases or Mortgages. Upon Tenant's receipt of the executed subordination, non-disturbance and attornment agreement, this Lease shall be subordinate to the corresponding Ground Lease or Mortgage. Landlord shall cause any present or future Mortgagee to deliver a subordination, non-disturbance and attornment agreement in accordance with this
     Section 20(a) at or prior to the time which the lien of the Mortgage is filed against record title to the Leased Premises. As used in this Lease, the term "Mortgage" shall mean any mortgage, deed to secure debt, deed of trust, trust deed or other collateral conveyance of, or lien or encumbrance against, all or any portion of the Leased Premises, and the term "Ground Lease" shall mean any ground lease or master lease affecting all or any portion of the Leased Premises.

     b)   Tenant shall, at all reasonable times, upon at least thirty
     (30) days' prior written notice from Landlord, provide Landlord with an estoppel certificate in the form attached hereto as Exhibit "E."

     c) No Personal Property of Tenant shall be subject to mortgage liens of Landlord.

21) TENANT'S PROPERTY AND WAIVER OF LANDLORD'S LIEN. All of Tenant's Personal Property, except that which is permanently attached, and inventory shall be and remain the personal property of Tenant and shall be removable by Tenant any time prior to the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, Landlord expressly waives its statutory or common law landlord's liens (as same may be enacted or may exist from time to time) and any and all rights granted under any present or future laws to levy or distrain for rent (whether in arrears or in advance) against the Personal
Property and further agrees to execute any reasonable instruments evidencing such waiver, at any time or times hereafter upon Tenant's request.

     22) TENANT'S FINANCING. Notwithstanding any other provisions of this Lease, Tenant may, without Landlord's consent, from time to time, secure financing or general credit lines and grant the lenders thereof, as security therefor, (i) a security interest in the Personal Property, (ii) the right to enter the Leased Premises to realize upon any Personal Property so pledged, and/or
     (iii) a collateral assignment of Tenant's leasehold interest in the Leased Premises, with rights of reassignment; provided, however, such collateral assignment may be made solely for the purpose of securing Tenant's indebtedness.

     23) COMPLIANCE WITH APPLICABLE LAWS AND PERMITTED ENCUMBRANCES. During the Term, Landlord and Tenant shall comply with (i) all lawful requirements of the local, county and state health boards, police and fire departments, municipal and state authorities and any other governmental authorities with jurisdiction over the Leased Premises and (ii) any covenants, restrictions and requirements contained in the Permitted Encumbrances, respecting Tenant's use and occupancy of the Leased Premises.

24) NOTICES. Notices under this Lease shall be in writing and shall be deemed properly served and received: (i) two (2) business days after being deposited in the United States mail, as certified or registered mail, return receipt requested, bearing adequate postage, (ii) one (1) business day after being deposited with a reputable overnight delivery carrier (e.g. Federal Express, Airborne, UPS, Express Mail) for guaranteed next day delivery with a request that the addressee sign a receipt evidencing delivery or (iii) upon receipt if personally delivered. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. Notices shall be addressed as follows:

Blue Bell Partners, LLC 7795 Five Mile Road
Cincinnati, Ohio 45230

Advance Stores Company, Incorporated P.O. Box 2710
Roanoke, Virginia 24001
Attn: Real Estate Department

5673 Airport Road
Roanoke, VA 24012
Attn: Real Estate Department

Advance Stores Company, Incorporated 5673 Airport Road
Roanoke, VA 24012
Attn: Legal Department
or to any other address furnished in writing by any of the foregoing. However, any change of address furnished shall comply with the notice requirements of this Section 24 and shall include a complete outline of all current addresses to be used for all parties.

25) NO LIENS. Should any lien of any nature be filed against the Leased Premises, the party on account of whose actions such lien has been filed shall, within thirty (30) days after receipt of written notice of such lien, cause such lien to be removed, or otherwise protected against execution during good faith contest, by substitution of collateral, posting a bond therefor, escrowing of adequate funds to cover the claim and related transaction costs or such other method as may be permissible under applicable title insurance regulations and reasonably acceptable to the other party hereto.

26) COVENANT OF QUIET ENJOYMENT. Landlord covenants, warrants and represents that Tenant, upon paying the rent herein reserved and performing the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the Leased Premises during the Term. No third party has the right to prohibit Tenant's tenancy hereunder, to prohibit Tenant or its employees, customers and/or invitees from using the Leased Premises in accordance with the terms of this Lease or to consent to or approve (excepting governmental agencies) any feature of the Leased Premises or Tenant's signage. There shall be no restrictions of any kind during the Term that could prevent, limit or restrict the use of the Leased Premises in accordance with the terms of this Lease, including, without limitation, (x) the operation of a retailer of automotive parts, accessories, supplies and/or maintenance items and (y) truck deliveries to the Leased Premises during Tenant's business hours. No signboards or other construction which obstructs the view of the Leased Premises from adjoining public streets shall be erected during the Term upon any property owned, leased, operated or otherwise controlled by Landlord or any stockholder, member, partner, beneficiary, successor, assign, personal representative, heir, subsidiary or affiliate of Landlord, or any person(s) or entity(ies) having a direct or indirect interest in Landlord. Notwithstanding the foregoing, in the event that an intentional or negligent act or omission or violation of any applicable law, rule or regulation by Tenant, or any assignee (to the extent Tenant remains liable under this Lease subsequent to an assignment pursuant to Section 9) or subtenant of Tenant results in the limitation or restriction of its use of the Leased Premises, neither Tenant nor any such assignee or subtenant shall be able to claim such limitation or restriction to be an Event of Landlord Default hereunder.

27)  SURRENDER, HOLDING OVER.

     a) Upon expiration of this Lease, or its earlier termination, Tenant will surrender possession of the Leased Premises (except for any and all of Tenant's Personal Property removed from the Leased Premises) to Landlord in broom clean condition, except for ordinary wear and tear and loss by fire or other casualty or by a "Taking" (as hereinafter defined).

     b) If Tenant shall remain in possession of the Leased Premises or any part thereof after expiration of the Term without an agreement in writing between Landlord and Tenant with respect thereto, Tenant shall be deemed a tenant from month to month upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, Tenant shall pay Landlord, as rental on the Leased Premises for any period that Tenant
     remains  in  possession  of  the  Leased  Premises   after
     expiration of the Term, an amount equal to one hundred ten percent (110%) of the Basic Rent which Tenant would otherwise have paid if the Term had not expired for each month or any portion thereof in which Tenant occupies the Leased Premises after the expiration of the Term.


28) MISCELLANEOUS PROVISIONS.

     a) Time of Essence. Time is of the essence with respect to any time periods or dates referenced in this Lease with respect to both Landlord and Tenant.

     b) Confidentiality. Except for documents that are or will be a matter of public record or information which the other party has agreed to in writing may be disclosed, the parties hereto, including, but not limited to, their heirs, successors, assigns and legal representatives, agree to use their best reasonable efforts to maintain the confidentiality of, and shall not disclose to any third party (except to an accountant, attorney, potential purchaser, tax preparer for tax return preparation or lender to the extent such person agrees to be bound by this confidentiality provision), any terms of this Lease or any correspondence, documents and/or things relating to this Lease, unless such terms, correspondence, documents and/or things are legally required to be disclosed. This confidentiality agreement extends to any developers, bankers, lawyers, accountants, employees, agents or any other persons acting on behalf of the parties hereto. Notwithstanding anything contained herein to the contrary, any breach of this confidentiality agreement shall constitute an automatic Event of Default without notice or cure provided, for which either party may recover damages as their sole remedy and for which neither party can terminate this Lease.

     c) Identity of Interest. Nothing contained in this Lease shall be construed to make Landlord and Tenant partners or joint venturers or to render either party liable for the debts or the obligations of the other. The only relationship created by this Lease between the parties is that of landlord and tenant.

     d) Third Party Beneficiaries. Except as herein specifically provided, no person, subtenant, customer, employee or invitee or any other third party shall be deemed to be a third party beneficiary of any of the provisions herein.

     e) Partial Invalidity. If any section, paragraph, subparagraph, sentence, clause or phrase of this Lease shall be declared or judged invalid or unconstitutional, such declaration or adjudication shall not affect the other sections, paragraphs, subparagraphs, sentences, clauses or phrases of this Lease, all of which shall remain in full force and effect.

     1) Memorandum of Lease; Declaration. Simultaneously with the execution of this Lease, Landlord shall (i) cause to be prepared and executed, at its expense, a short form or memorandum of this Lease in the form attached hereto as Exhibit "F" (the "Lease Memorandum") and (ii) submit same to Tenant. In the event a Lease Memorandum cannot be recorded in the State or locality in which the Leased Premises is located due to legal or financial considerations, as determined by Tenant in its sole discretion, after consultation with Landlord concerning the requirements of said State or locality, Landlord shall (i) cause to be prepared and executed, at its expense, a Declaration of Covenants, Conditions and Restrictions encumbering the Leased Premises and any other real property owned, leased, operated or otherwise controlled by Landlord and/or related entities and located adjacent to or within two (2) miles of the Leased Premises, the form of which Declaration is attached hereto as Exhibit "G" (the "Declaration") and (ii) submit same to Tenant. Landlord shall record, at Tenant's expense, such Lease Memorandum or Declaration, as applicable. The provisions of this Lease shall control with regard to any omissions from, or provisions hereof which may be in conflict with, the Lease Memorandum or the Declaration. Notwithstanding the foregoing, this Lease shall not be recorded in any office or place of public record, and if either party shall record this Lease or cause or permit the same to be recorded, such act may be treated as a breach of this Lease by such recording party. Upon the expiration or earlier termination of this Lease, the parties hereto shall execute a mutually acceptable agreement terminating the Lease Memorandum or the Declaration, as applicable.

     g) Notices Affecting the Leased Premises. Landlord shall promptly forward to Tenant any notice or other communication affecting the Leased Premises received by Landlord from any owner of property adjoining, adjacent or nearby to the Leased Premises or from any municipal or governmental authority, in connection with any hearing or other administrative procedure relating to the use or occupancy of the Leased Premises or any such neighboring property.

     h) Headings; Gender. The section headings are for convenience and are not a part of this Lease. The masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires or indicates.

i) No Waiver. The failure of either party to insist in any one or more instances upon a strict performance of any covenant of this Lease or to exercise any option or right herein contained shall not be construed as a waiver or relinquishment for the future enforcement of such covenant, right or option, but the same shall remain in full force and effect, unless the contrary is expressed in writing by such party.

j) Force Majeure. Except as otherwise specifically contemplated in this Lease, in the event that Landlord or Tenant shall be delayed or hindered in, or prevented from, the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, delay by the other party, failure of power or unavailability of utilities, riots, insurrection, war, terrorism or other reason of a like nature not the fault of such party or not within its control (each, a "Force Majeure Event"), then performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, the party claiming a delay by reason of a Force Majeure Event shall notify the other party within five (5) business days following the onset of the Force Majeure Event.
k) Pre-existing Conditions. Nothing contained in this Lease shall be construed to impose any responsibility upon Tenant with regard to any loss, injury or other claim arising as a result of any condition that existed on the Leased Premises at the time of Tenant's taking possession thereof.

1) No Offer. Tenant's delivery to a prospective landlord of this form of Lease shall not be deemed an offer to lease even though such form may have been completed in every respect.

m) Choice of Law. This Lease shall be construed in accordance with and governed by the laws of the State.

n) Binding Effect. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective heirs, executors, legal representatives, successors and assigns.

o) No Construction Against Drafting Party. This Lease has been prepared by Tenant and its professional advisors and reviewed by Landlord and its professional advisors. Tenant, Landlord and their separate advisors believe that this Lease is the product of all of their efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Tenant or Landlord or against either Tenant or Landlord merely because of their efforts in preparing it.

p) Entire Agreement; Amendment. This Lease and the attached exhibits constitute the entire agreement between Landlord and Tenant with respect to the Leased Premises, and all negotiations, considerations, representations and understandings between Landlord and Tenant prior to the execution of this Lease are incorporated herein. Neither this Lease nor any of its provisions nor any of the documents creating the Permitted Encumbrances set forth in "Exhibit H" may be amended, modified, waived, discharged or terminated except by an instrument in writing signed by the parties hereto.

q) Trademarks and Trade Names. All trademarks, trade names, service marks, signs and all other marks of identification used by Tenant in its business shall at all times remain the exclusive property of Tenant, and Landlord shall have no right, interest in, or title to any of Tenant's trademarks, trade names, service marks, signs or other marks of identification.

r) Holidays. If the day on which any rent or any other payment due hereunder is payable falls on a Saturday or Sunday or on a legal holiday, it shall be payable on the following business day.

s) Brokers. Tenant and Landlord warrant each to the other that it has had no dealings with any broker or agent in connection with this lease, and each party covenants to pay, hold harmless and indemnify the other from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this lease or the negotiation thereof.
t) Counterparts. This Lease may be executed in more than one counterpart, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

u) Exhibits. The following Exhibits are attached hereto and incorporated herein by this reference:

EXHIBIT "A" - Survey of Land
EXHIBIT "B" - Construction Provisions
EXHIBIT "C" - Subordination, Non-Disturbance and Attomment Agreement EXHIBIT "D" - Commencement Agreement
EXHIBIT "E" - Estoppel Certificate
EXHIBIT "F" - Lease Memorandum
EXHIBIT "G" - Declaration
EXHIBIT "H" - Permitted Encumbrances
EXHIBIT "I-1" - Exterior
Sign EXHIBIT "I-2" -Monument Sign


    IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed effective as of the day and year first written above.

                              LANDLORD:

                              BLUE BELL PARTNERS,
                              LLC, an Ohio limited
                              liability company


                              By: /s/ David A Kitzmiller
                              Name:   David A. Kitzmiller
                              Its:    Member
                              Date:   January 13, 2004



                              TENANT:

                              ADVANCE STORES COMPANY,
                              INCORPORATED ,a Virginia
                              corporation


                              By: /s/ Jimmie L Wade
                              Name  Jimmie L Wade
                              Its:  President
                              Date: 1-16-04




STATE OF OHIO       )

                  SS)

COUNTY OF HAMILTON  )



     The undersigned, a Notary Public, in and for the County and State aforesaid, does hereby certify, that David A Kitzmiller personally known to me to be the Member of Blue Bell Partners, LLC an Ohio limited liability company, and personally known to me to be the same person whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged under oath that as such Member he signed and delivered the said instrument pursuant to authority duly given to him by said limited liability company.

     Given under my hand and seal this 13 day of January 2004.



                                      /s/ Matt McCachran
                                         Notary Public

My Commission Expires 10-14-2008

[Notary Seal]







COMMONWEALTH OF VIRGINIA  )

                        SS)

COUNTY OF ROANOKE         )




     The undersigned, a Notary Public, in and for the County and State aforesaid, does hereby certify, that Jimmie L Wade personally known to me to be the Member of Advance Stores Company Incorporate a Virginia corporation, and personally known to me to be the same person whose name are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged under oath that as such Member he signed and delivered the said instrument pursuant to authority duly given to him by said limited liability company.

     Given under my hand and seal this 16 day of January 2004.



                          /s/ Erin Cunningham Watson
                              Notary Public

My Commission Expires February 23, 2007.